Exhibit 99.1

For Immediate Release

Incyte and Merus Announce Global Strategic Research Collaboration to Discover and Develop Bispecific Antibodies

•                  Collaboration designed to leverage Merus’ Biclonics® bispecific antibody technology to expand Incyte’s discovery capabilities and large-molecule portfolio

•                  Incyte to make up-front payment of $120 million and purchase $80 million of Merus common shares; Merus eligible to receive potential development, regulatory and commercial milestones and sales royalties

•                  Merus conference call scheduled today at 8:30 a.m. ET, 2:30 p.m. CET

WILMINGTON, DE AND UTRECHT, THE NETHERLANDS, December 21, 2016 — Incyte Corporation (NASDAQ:INCY) and Merus N.V. (NASDAQ:MRUS) announced today that they have entered into a global, strategic collaboration agreement focused on the research, discovery and development of bispecific antibodies utilizing Merus’ proprietary Biclonics® technology platform. The Collaboration and License Agreement grants Incyte the exclusive rights for up to eleven bispecific antibody research programs, including two of Merus’ current preclinical immuno-oncology discovery programs.

Biclonics® retain the IgG format of antibodies that are produced naturally by the immune system and, by binding to two targets, enable multiple modes of action that cannot otherwise be obtained with conventional monoclonal antibodies.

“By virtue of a unique ability to simultaneously engage multiple protein targets, we believe bispecific antibodies have the potential to play an important role in the future of biotherapeutics,” said Reid Huber, Ph.D., Incyte’s Chief Scientific Officer. “This collaboration with Merus expands our large molecule discovery capabilities into an innovation-rich area of research, creating additional opportunities for us to deliver on our commitment to improving and extending the lives of patients with cancer and other serious diseases.”

“This transformative, global collaboration further underscores the potential of Merus’ Biclonics® technology platform and establishes a strong relationship with Incyte, a leader in innovative drug development,” said Ton Logtenberg, Ph.D., Chief Executive Officer of Merus. “We look forward to expanding our pipeline under this agreement, as we efficiently exploit our preclinical discovery engine and progress our most advanced, proprietary assets in the clinic.”

Terms of the Collaboration

Under the terms of the collaboration, Incyte has agreed to pay Merus an upfront payment of $120 million. In addition, Incyte has agreed to purchase 3.2 million shares of Merus stock at $25 per share, for a total equity investment of $80 million.

The parties have agreed to collaborate on the development and commercialization of up to 11 bispecific antibody programs. For one current preclinical program, Merus will retain all rights to develop and commercialize approved products in the United States, and Incyte will develop and commercialize approved products arising from the program outside the United States. Following any regulatory approval of a product candidate for this particular pre-clinical program, each company has agreed to pay the other tiered royalties ranging from 6 to 10 percent on net sales of products in their respective territories.

Merus also has the option to co-fund development of product candidates arising from two other programs. For any program for which Merus exercises its co-development option, Merus would be responsible for 35 percent of global development costs in exchange for a 50 percent share of U.S. profits and losses and tiered royalties ranging from 6 to 10 percent on ex-U.S. sales by Incyte for these programs. Merus also has the right to elect to provide up to 50 percent of detailing activities for product candidates arising from one of these programs in the United States.

For each of the other eight programs, Incyte has agreed to independently fund all development and commercialization activities. For these programs, Merus will be eligible to receive potential development, regulatory and sales milestone payments of up to $350 million per program, which could result in an aggregate milestone opportunity of approximately $2.8 billion if all development, regulatory and sales milestones are achieved across all such eight other programs in all territories. Merus will also be eligible to receive tiered royalties ranging from 6 to 10 percent on global sales of any approved products under these eight programs.

Merus will retain rights to both of its clinical candidates and MCLA-158, as well as its technology platform and future programs emerging from Merus’ platform that are outside the scope of this agreement.

The transaction is expected to close in the first quarter of 2017, subject to the early termination or expiration of any applicable waiting periods under the Hart-Scott Rodino Act and customary closing conditions.

Conference Call and Webcast Information

Merus will host a conference call today to discuss this strategic research collaboration at 8:30 a.m. ET, 2:30 p.m. CET. Participants may access the call by dialing 866-978-9968 in the U.S. or 646-722-4972 outside the U.S. and referencing conference ID number 72944512#. The conference call will also be available by webcast on the Investor Relations page of Merus’ website, www.merus.nl. An audio replay of the call will be available from 11:30 a.m. ET on December 20, 2016 until 11:30 a.m. ET on January 3, 2017. To access the replay from both within and outside the U.S., dial 866-535-8030. The participant passcode is 680343#.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics. For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About Merus N.V.

Merus is a clinical-stage immuno-oncology company developing innovative  human bispecific antibody therapeutics, referred to as Biclonics®. Biclonics® are based on the full-length IgG format, are manufactured using industry standard processes and have been observed in preclinical studies to have several of the same features of conventional monoclonal antibodies, such as long half-life and low immunogenicity.

For more information, please visit the Company’s website at www.merus.nl.

Incyte Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this press release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: whether and when the planned collaboration with Merus and the purchase of common shares of Merus by Incyte will close; whether and when this planned collaboration will effectively expand Incyte’s discovery capabilities and large-molecule portfolio; whether any of the programs under the collaboration will be successful or will produce any products that will be approved for use in humans anywhere or will be commercialized anywhere successfully or at all; and whether and when any of the milestone payments or royalties under this collaboration will ever be paid by Incyte. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: obtaining approval for this planned collaboration; research and development efforts related to the collaboration programs; the possibility that results of clinical trials may be unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; other market or economic factors; unanticipated delays; our ability to compete against parties with greater financial or other resources; greater than expected expenses; and such other risks detailed from time to time in Incyte’s reports filed with the Securities and Exchange Commission, including our Form 10-Q for the quarter ended September 30, 2016. Incyte disclaims any intent or obligation to update these forward-looking statements.

Merus Forward-Looking Statements

Except for the historical information set forth herein, this press release contains predictions, estimates and other forward-looking statements, including without limitation statements regarding: whether and when the planned collaboration with Incyte and Incyte’s purchase of Merus common shares will close; Merus’ expectations regarding the expansion of Merus’ pipeline as a result of the collaboration, efficiently exploiting its preclinical discovery engine, and advancing later-stage assets in the clinic; the potential of bispecific antibodies for biotherapeutics; the value of the collaboration for Merus’ Biclonics® technology platform; whether any of the programs under the collaboration will be successful;  and whether and when Merus will receive any of the expected or potential payments under this collaboration and the amounts of such payments to Merus. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from our expectations, including unanticipated developments in and risks related to: obtaining HSR approval for this planned collaboration; research and development efforts related to the collaboration programs; the clinical development process, which is expensive and unpredictable; the possibility that results of clinical trials may be unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; other market or economic factors; unanticipated delays; our ability to compete against parties with greater financial or other resources; our ability to commercialize and market our products, if approved; greater than expected expenses; and the other important factors detailed in our final prospectus filed with the Securities and Exchange Commission, or SEC, on May 20, 2016 relating to our Registration Statement on Form F-1, and our other reports filed with the SEC. Merus disclaims any intent or obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing Merus’ views as of any date subsequent to the date of this press release.

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Contacts:

Incyte

Catalina Loveman, Media

+1 302 498 6171

cloveman@incyte.com

Michael Booth, DPhil, Investors

+1 302 498 5914

mbooth@incyte.com

Merus

Eliza Schleifstein, Media

+1 973 361 1546

eliza@argotpartners.com

Kimberly Minarovich, Investors

+1 646 368 8014

kimberly@argotpartners.com